Exhibit 10.2

NOTE: Portions of this Exhibit are the subject of a Confidential Treatment Request by the Registrant to the Securities and Exchange Commission (the “Commission”). Such portions have been redacted and are marked with a “[***]” in the place of the redacted language. The redacted information has been filed separately with the Commission.

Sangamo BioSciences, Inc. Point Richmond Tech Center II 501 Canal Blvd., Suite A100 Richmond, CA 94804 510-970-6000 • 510-236-8951(FAX)

July 2, 2008

David A. Smoller, Ph.D.

President

Biotechnology Business Unit

Sigma-Aldrich Co.

3050 Spruce Street,

St. Louis, MO 63103

Re:	License Agreement—Roche Custom Project

Dear Dave:

In connection with the License Agreement dated July 10, 2007 (the “Agreement”), by and between Sangamo BioSciences, Inc. (“Sangamo”) and Sigma-Aldrich Co. (“Sigma”), as amended, Sigma and Sangamo hereby agree as set forth below.

1. F. Hoffmann–La Roche Ltd and Hoffmann-La Roche Inc. (collectively, “Roche”) desire that Sangamo generate zinc finger nucleases that can be used by Roche to generate [***] (“Services”).

2. Under Sections 6.1(b) and (c) of the Agreement, Sigma (and not Sangamo) has the right to enter into the contractual relationship with Roche with respect to the portion of such Services involving the performance of a custom service project in the Field. Notwithstanding the foregoing, in light of the Roche’s desire to obtain a commercial license from Sangamo and for the sake of expediency, Sigma and Sangamo agree that Sangamo (and not Sigma) will enter into an agreement with Roche to perform the Services (the “Roche Agreement”), subject to the terms of this letter. A copy of the Roche Agreement is attached to this letter as Exhibit A.

3. Notwithstanding the exclusive nature of any licenses granted to Sigma in the Agreement or any other terms of the Agreement, Sigma agrees and consents to the grant by Sangamo of the licenses to Roche that are specified in the Roche Agreement (including without limitation the licenses set forth in Sections 3.1 and 3.3 therein) and otherwise to perform Sangamo’s obligations that are set forth in the Roche Agreement. Sigma further confirms that, as a result of such agreement and consent by Sigma, the grant of such licenses and performance of such obligations do not violate the terms of the Agreement.

*** CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

4. To the extent that Sangamo’s grant of licenses to Roche in the Roche Agreement require rights under the Sigma IP Rights (as defined below) that are not expressly licensed to Sangamo under the Agreement, Sigma hereby grants such rights to Sangamo (with the right to sublicense to Roche) solely for the purpose of granting such licenses to Roche. For the purpose of this letter agreement, “Sigma IP Rights” means (a) all Patent Rights that are Controlled (as defined in the Roche Agreement) by Sigma as of the effective date of this letter agreement or thereafter and that cover (i) the Sangamo Materials (as defined in the Roche Agreement), Sangamo Information (as defined in the Roche Agreement), (ii) the use of the Sangamo Materials or Sangamo Information to generate Roche Cell Lines or [***], or (iii) the making or use of the Roche Cell Lines or [***] and (b) any non-patent intellectual property (other than any trademarks) Controlled (as defined in the Roche Agreement) by Sigma and included in the Sangamo Information.

5. Sigma and Sangamo agree:

(a) Sangamo shall pay to Sigma [***] of each of the following payments received by Sangamo from Roche under the Roche Agreement:

(i) [***]

(ii) [***]

(b) Payments by Sangamo under Section 5(a) of this letter agreement shall be made within [***] of Sangamo’s receipt of the relevant payment from Roche. Sections 7.11-7.15 of the Agreement shall apply to all payments made under this letter agreement.

(c) The portion of the Roche payments described in Section 5(a) of this letter agreement that are retained by Sangamo [***] shall be deemed to fully satisfy Sigma’s obligations under Section 7.7 of the Agreement.

(d) Solely for the purpose of Section 7.5 of the Agreement, the portion of the Roche payments described in Section 5(a) of this letter agreement that is retained by Sangamo [***] shall be deemed to be royalty payments received by Sangamo and shall be deemed to be in respect of sales occurring in the calendar quarter in which Sangamo received such payments from Roche. For clarity, such Roche payments described in Section 5(a) of this letter agreement shall not constitute Sublicensing Revenue for purposes of the Agreement.

(e) Sangamo shall use Diligent Efforts (as defined in the Agreement) to promptly bill and collect amounts due Sangamo pursuant to Sections 4.1 and 4.2 of the Roche Agreement.

(f) Any Custom Product Deliverables provided by Sangamo to Roche under the Roche Agreement shall count towards [***], as set forth in Section 6.2(b) of the Agreement. Sigma shall owe the payment(s) specified in Section 6.2(b) of the Agreement if the Custom Product Deliverables provided by Sangamo to Roche under the Roche Agreement causes Sangamo to [***].

*** CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

2.

6. Sangamo and Sigma further agree:

(a) For the avoidance of doubt, all Research IP (as defined in the Roche Agreement) owned by Sangamo pursuant to Section 8.1(a) of the Roche Agreement and all Roche Assigned Improvements (as defined in the Roche Agreement) shall be deemed to be a “Sangamo Improvement” pursuant to the Agreement, and any resulting patent or patent application that claims such Roche Assigned Improvement shall be deemed to be a “Sangamo Patent” and included within “Sangamo Technology” pursuant to the Agreement.

(b) For the avoidance of doubt, the obligation of Sangamo to indemnify, defend and hold Sigma Indemnitees harmless pursuant to Section 12.1(d) of the Agreement includes obligations owed by Sangamo to Roche pursuant to the Roche Agreement. In addition, the obligation of Sangamo to indemnify, defend and hold Sigma Indemnitees harmless pursuant to the first sentence of Section 12.2(b) of the Agreement shall include the obligation of Sangamo to indemnify, defend and hold Sigma Indemnities harmless from and against any and all Damages to the extent resulting from Claims brought by a Third Party to the extent resulting from the manufacture, use, handling, storage, marketing, sale or other disposition of products or services employing Sigma Improvements or Sigma IP Rights by Roche or its sublicensees. Such obligation shall be subject to Section 12.3 of the Agreement and the remainder of Section 12.2(b) of the Agreement, and in any event such obligation under this paragraph shall not apply to the extent Claims or Damages result from activities in the Field by Roche or its sublicensees.

(c) Sangamo further agrees that, solely for the purposes of evaluating whether Sangamo is in breach of its obligations under the Agreement and determining Sangamo’s liability therefor, Sangamo’s obligation to perform the Services for Roche shall be deemed to be a “collaborative service reasonably necessary for the performance by Sigma of the Custom Projects,” as such phrase is used in Section 6.2 of the Agreement.

(d) Notwithstanding any provision of the Agreement to the contrary, Sangamo (and not Sigma) shall be responsible for paying all fees, milestones, royalties and other compensation owed to Third Parties pursuant to Third Party Licenses identified in Exhibit B of the Agreement on account of the grant to Roche of the licenses set forth in the Roche Agreement, or the (ii) the generation, development and/or commercialization of Diagnostic Products (as defined in the Roche Agreement) and Therapeutic Products (as defined in the Roche Agreement) by Roche.

(e) Sangamo will promptly provide to Sigma a copy of all notices received by Sangamo from Roche pursuant to the Roche Agreement with respect to Roche to the extent such obligations involve the performance of a custom service project in the Field for Roche.

7. As between Sangamo and Sigma, the following information is the Confidential Information of Sangamo under the Agreement (whether or not so marked) and may only be used by Sigma for the benefit of Roche: (a) the Roche Agreement, including the version attached to this letter agreement as Exhibit A and any earlier drafts provided by Sangamo to Sigma; (b) any notices provided by Sangamo to Sigma under Section 6(e) of this letter agreement; and (c) any other Confidential Information (as defined in the Roche Agreement) of Roche provided by Sangamo to Sigma in connection with the Roche Agreement).

3.

8. Any press release or other public statement made by Sangamo referencing the Roche Agreement shall include reference to Sigma. All such releases and statements shall require the approval of Sigma, which approval shall not be unreasonably withheld or delayed.

9. No provisions of the Roche Agreement relating to or impacting upon Sigma shall be amended without the consent of Sigma, which consent shall not be unreasonably withheld or delayed.

10. The Agreement is hereby amended to the extent necessary to implement the terms of this letter.

Any capitalized term used in this letter that is not defined herein shall have the meaning given to such term in the Agreement.

Please confirm Sigma’s acknowledgment and agreement by signing below.

Sincerely,

/s/ Edward Lanphier
Edward Lanphier President and Chief Executive Officer

Acknowledged and Agreed: Sigma-Aldrich Co.

By:	/s/ David A. Smoller
David A. Smoller, Ph.D. President, Biotechnology Business Unit

4.

Exhibit A

Roche Agreement

5.